Registration Nos. 333-179814

333-179814-01

333-179814-02

As filed with the Securities and Exchange Commission on December 1, 2014

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KINDER MORGAN MANAGEMENT, LLC	Delaware	76-0669886
KINDER MORGAN ENERGY PARTNERS, L.P.	Delaware	76-0380342
KINDER MORGAN, INC.	Delaware	80-0682103
(Exact name of each registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

1001 Louisiana Street, Suite 1000

Houston, Texas 77002

(Address of registrant’s principal executive offices)

David R. DeVeau

1001 Louisiana Street, Suite 1000

Houston, Texas 77002

(713) 369-9000

(Name, address and telephone number of agent for service)

Copy to:

Troy L. Harder

Bracewell & Giuliani LLP

711 Louisiana Street, Suite 2300

Houston, Texas  77002-2770

Telephone: (713) 221-1456

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Kinder Morgan Management, LLC:

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Kinder Morgan Energy Partners, L.P.:

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Kinder Morgan, Inc.:

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File Nos. 333-179814, 333-179814-01 and 333-179814-02) (the “Registration Statement”) initially filed with the Securities and Exchange Commission on March 1, 2012 by Kinder Morgan Management, LLC, a Delaware limited liability company (“KMR”), with Kinder Morgan Energy Partners, L.P., a Delaware limited partnership, and Kinder Morgan, Inc., a Delaware corporation (“KMI”), as co-registrants (the “Co-Registrants”) is being filed to deregister all unsold securities of KMR and the Co-Registrants (the “Registered Securities”) that were registered under the Registration Statement.

Effective on November 26, 2014, KMI completed the acquisition of KMR pursuant to the Agreement and Plan of Merger dated August 9, 2014 (the “Merger Agreement”), by and among KMI, KMR and R Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of KMI (“R Merger Sub”).

Pursuant to the Merger Agreement, R Merger Sub was merged with and into KMR, with KMR surviving the merger as a wholly owned subsidiary of KMI (the “First Merger”). Immediately following the First Merger, KMR merged with and into Second R Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of KMI (“Second R Merger Sub”), with Second R Merger Sub surviving (the “Second Merger”). Following the Second Merger, Second R Merger Sub merged with and into KMI, with KMI surviving.  As a result, KMI is the successor in interest to KMR. As a result of the First Merger, each outstanding share representing limited liability company interests of KMR not owned by KMI and its subsidiaries was automatically converted into the right to receive the merger consideration described in the Merger Agreement.

As a result of the foregoing mergers, KMR and the Co-Registrants have terminated all offerings of their securities pursuant to the Registration Statement. In accordance with an undertaking made by KMR and the Co-Registrants in the Registration Statement to remove by means of a post-effective amendment any securities that were registered under the Registration Statement which remain unsold at the termination of the offering, KMI, as successor in interest to KMR, and the Co-Registrants hereby de-register $403,808,959 of the Registered Securities, all of which remained unsold at the effective time of the mergers.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Kinder Morgan, Inc., as successor in interest to Kinder Morgan Management, LLC, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas on December 1, 2014.

KINDER MORGAN, INC.
(as successor in interest to Kinder Morgan
Management, LLC)

By:	/s/ Kimberly A. Dang
Name:	Kimberly A. Dang
Title:	Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed below by the following persons in the capacities as indicated on December 1, 2014.

Signature	Title

/s/ Richard D. Kinder	Director, Chairman and Chief Executive Officer
Richard D. Kinder	(Principal Executive Officer)

/s/ Kimberly A. Dang	Vice President and Chief Financial Officer
Kimberly A. Dang	(Principal Financial and Accounting Officer)

/s/ Anthony W. Hall, Jr.	Director
Anthony W. Hall, Jr.

/s/ Steven J. Kean	Director
Steven J. Kean

/s/ Deborah A. Macdonald	Director
Deborah A. Macdonald

/s/ Michael Miller	Director
Michael Miller

/s/ Michael C. Morgan	Director
Michael C. Morgan

/s/ Fayez Sarofim	Director
Fayez Sarofim

/s/ C. Park Shaper	Director
C. Park Shaper

/s/ Joel V. Staff	Director
Joel V. Staff

/s/ Robert F. Vagt	Director
Robert F. Vagt

Pursuant to the requirements of the Securities Act of 1933, Kinder Morgan Energy Partners, L.P. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas on December 1, 2014.

KINDER MORGAN ENERGY PARTNERS, L.P.

By:	Kinder Morgan G.P., Inc.,
its general partner

By:	/s/ Kimberly A. Dang
Name:	Kimberly A. Dang
Title:	Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed below by the following persons in the capacities as indicated on December 1, 2014.

Signature	Title

/s/ Richard D. Kinder	President and Director of Kinder Morgan G.P., Inc., its general partner
Richard D. Kinder	(Principal Executive Officer)

/s/ Kimberly A. Dang	Vice President and Chief Financial Officer of Kinder Morgan
Kimberly A. Dang	G.P., Inc., its general partner
(Principal Financial and Accounting Officer)

/s/ Steven J. Kean	Director of Kinder Morgan G.P., Inc., its general partner
Steven J. Kean

/s/ David R. DeVeau	Director of Kinder Morgan G.P., Inc., its general partner
David R. DeVeau

Pursuant to the requirements of the Securities Act of 1933, Kinder Morgan, Inc.. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas on December 1, 2014.

KINDER MORGAN, INC.

By:	/s/ Kimberly A. Dang
Name:	Kimberly A. Dang
Title:	Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed below by the following persons in the capacities as indicated on December 1, 2014.

Signature	Title

/s/ Richard D. Kinder	Director, Chairman and Chief Executive Officer
Richard D. Kinder	(Principal Executive Officer)

/s/ Kimberly A. Dang	Vice President and Chief Financial Officer
Kimberly A. Dang	(Principal Financial and Accounting Officer)

/s/ Anthony W. Hall, Jr.	Director
Anthony W. Hall, Jr.

/s/ Steven J. Kean	Director
Steven J. Kean

/s/ Deborah A. Macdonald	Director
Deborah A. Macdonald

/s/ Michael Miller	Director
Michael Miller

/s/ Michael C. Morgan	Director
Michael C. Morgan

/s/ Fayez Sarofim	Director
Fayez Sarofim

/s/ C. Park Shaper	Director
C. Park Shaper

/s/ Joel V. Staff	Director
Joel V. Staff

/s/ Robert F. Vagt	Director
Robert F. Vagt